Exhibit 99.1

PROXY CARD

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF

SHAREHOLDERS TO BE HELD ON [●], 2016

By signing below, you, as a holder of common stock of Civic Bank & Trust, Nashville, Tennessee (“Civic”), appoint Dr. Anil C. Patel and Dr. Ratilil B. Gajera to be your proxies. This appointment applies to each of them separately and allows them to appoint substitutes as needed. You are empowering them to vote all of your shares of Civic common stock at the special meeting of Civic’s shareholders (the “Meeting”) to be held on [●], 2016, beginning at [●] local time, and at any adjournment or postponement of the Meeting. If you wish to revoke your proxy and vote in person at the Meeting, please arrive at the Meeting location no later than [●] so that we can confirm the number of shares eligible to vote.

Your proxies will vote on the proposals described in the accompanying Notice of Special Meeting of Shareholders and proxy statement/prospectus as you specify on this card. If you do not specify how you want your proxies to vote, your proxies will vote FOR the approval of each of the proposals.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE FOLLOWING PROPOSALS.

Proposal 1:	Agreement and Plan of Reorganization and Bank Merger. The approval of the Agreement and Plan of Reorganization and Bank Merger dated December 14, 2015, by and among Civic, Franklin Financial Network, Inc., and Franklin Synergy Bank, pursuant to which Civic will merge with and into Franklin Synergy Bank.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 2:	Adjournment. To adjourn the Meeting to allow time for further solicitation of proxies in the event there are insufficient votes present at the Meeting, in person or by proxy, to approve the Agreement and Plan of Reorganization and Bank Merger.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

PLEASE MARK, SIGN, AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. Please sign below exactly as your name appears on your stock certificate(s). When shares are held jointly, all joint holders should sign. When signing on behalf of a shareholder as attorney, executor, administrator, trustee, or guardian, please give your full title.

Dated:                     , 2016

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Signature	Print or type name

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Signature (if held jointly)	Print or type name of joint holder

Number of shares of common stock owned:

Do you plan to attend the Meeting (Y/N):

Number of anticipated attendees: